EXHIBIT 10.50B

                    FOURTH AMENDMENT TO THE CREDIT AGREEMENT

          This Amendment is made and entered into as of the 15th day of October, 2002, by and between WELLS FARGO BANK, NATIONAL ASSOCIATION, successor to First Security Bank ("Bank"), and AMERICAN ECOLOGY CORPORATION, a Delaware corporation ("Borrower").

                                R E C I T A L S

          A. Borrower and Bank entered into a Credit Agreement, dated as of August 17, 2000 (as amended, modified, or supplemented from time to time, the "Credit Agreement").

          B. Borrower has asked Bank to amend the Credit Agreement to extent the maturity date and adjust the interest rate.

          C. Bank is willing to amend the Credit Agreement upon the terms and conditions of this Amendment.

                                A M E N D M E N T

          NOW, THEREFORE, the parties agree as follows.

          1.     DEFINITIONS

          Except as specifically defined otherwise in this Amendment, all of the terms herein shall have the same meaning as contained in the Credit Agreement.

          2.     AMENDMENTS

               A.     AMENDMENTS TO ARTICLE 1 - DEFINITIONS.

                    (i) The definition of "Commitment Amount" in Section 1.1 of the Credit Agreement is amended to decrease the amount to $6,000,000 and shall provide in its entirety as follows:

          "COMMITMENT AMOUNT" means Six Million Dollars ($6,000,000), less
     (i)the aggregate stated amount of all Letters of Credit then outstanding and available for drawing, and (ii) the aggregate amount of unreimbursed drawings on Letters of Credit.

                    (ii) The definition of "Guarantor" in Section 1.1 of the Credit Agreement is amended to reflect the dissolution of several guarantors and shall provide in its entirety as follows:


FOURTH AMENDMENT TO CREDIT AGREEMENT - 1

          "GUARANTOR" means, jointly and severally, US Ecology, Inc., a California corporation, Texas Ecologists, Inc., a Texas corporation, American Ecology Recycle Center, Inc., a Delaware corporation,
     American Ecology Environmental Services Corporation, a Texas corporation, American Ecology Management Corporation, a Delaware corporation, American Ecology Services Corp., a Delaware corporation, and US Ecology Idaho, Inc., a Delaware corporation.

                    (iii) The definition of "Letter of Credit Commitment Amount" in Section 1.1 of the Credit Agreement is amended to adjust the amount of Revolving Loans that will reduce the Letter of Credit Commitment Amount to reflect the decrease in the Commitment Amount and shall provide in its entirety as follows:

          "LETTER OF CREDIT COMMITMENT AMOUNT" means Three Million Dollars ($3,000,000), less the amount of the outstanding principal balance of the Revolving Loans in excess of Three Million Dollars ($3,000,000).

                    (iv) The definition of "Maturity Date" in Section 1.1 of the Credit Agreement is amended to extend the date to June 15, 2004, and shall provide in its entirety as follows:

          "MATURITY DATE" means June 15, 2004, or such other date as Bank and Borrower may agree upon in writing from time to time.

               B.     AMENDMENTS TO ARTICLE 2 - LOANS AND TERMS OF PAYMENT.

                    (i) Subsection 2.1.2 of the Credit Agreement is amended to modify the interest rate for the Revolving Loans, and shall provide in its entirety as follows:

               2.1.2 INTEREST ON THE REVOLVING LOANS. Each Revolving Loan shall be a Prime Loan or a LIBOR Loan, as selected by Borrower in accordance with the terms of this Agreement.

                    2.1.2.1 Each Revolving Loan that is a Prime Loan shall bear interest at a fluctuating per annum rate equal to the Prime Rate increased by the applicable Prime Margin set forth below. Bank's Prime Rate may change from time to time, and the interest payable will continue to fluctuate at the rate as stated herein. Any changes to the Prime Rate shall become effective without prior notice to Borrower on the date on which the Prime Rate changes.

                    2.1.2.2 Each Revolving Loan that is a LIBOR Loan shall bear interest at a fluctuating per annum rate equal to the Adjusted LIBOR Interest Rate for the applicable Interest Period, as quotes are available, increased by the applicable LIBOR Margin set forth below. Any changes to the LIBOR Margin shall not apply to LIBOR Loans outstanding or requested on the date the LIBOR Margin is adjusted.


FOURTH AMENDMENT TO CREDIT AGREEMENT - 2

                    2.1.2.3     The  Prime  Margins,  the  LIBOR  Margins,  the
     Commitment  Margins,  and  the  L/C  fees  are  as  follows:

         FUNDED DEBT RATIO      PRIME    LIBOR   COMMITMENT   L/C FEE
     ------------------------  -------  -------  -----------  --------
     less than 1.00:1.00          0.0%    2.00%        0.15%     1.25%
     ------------------------  -------  -------  -----------  --------
     less than 2.00: 1.00 but   0.125%    2.25%        0.25%    1.375%
     greater than or equal to
     1.00:1.00
     ------------------------  -------  -------  -----------  --------
     less than 3.00: 1.00 but    0.25%    2.50%        0.30%     1.50%
     greater than or equal to
     2.00:1.00
     ------------------------  -------  -------  -----------  --------
     less than 3.50: 1.00 but    0.50%    2.75%        0.40%     1.75%
     greater than or equal to
     3.00:1.00
     ------------------------  -------  -------  -----------  --------
     less than or equal to       1.00%    3.25%        0.50%     2.00%
     4.00: 1.00 but greater
     than or equal to
     3.50:1.00
     ------------------------  -------  -------  -----------  --------
     greater than 4.00: 1.00   1.00%*   3.25%*         0.50%     2.00%
     ------------------------  -------  -------  -----------  --------
*Plus increase for an Event of Default pursuant to Section 2.5, if applicable.

                    2.1.2.4 The Prime Margin, LIBOR Margin, Commitment Margin, and L/C Fee shall be based upon the Borrower's Funded Debt Ratio (defined in paragraph 2.1.2.5) determined on a rolling four quarter basis from the Borrower's financial statements delivered to Bank and adjusted, if necessary, on the first day of the second month after Bank's receipt of financial statements that show an adjustment is necessary.

                    2.1.2.5 Borrower's Funded Debt Ratio shall be the ratio of Borrower's Funded Debt to EBITDA. The term "Funded Debt" shall mean, as of the date of determination as applied to Borrower, the sum of (i) all indebtedness of Borrower owing to third parties for money borrowed, including capitalized leases of Borrower having a final maturity of one (1) year or more from the date of creation (including that portion of the principal of such indebtedness due within one (1) year from the date of such determination), (ii) any indebtedness of the Borrower having a final maturity within one (1) year from such date which may be renewed or extended at the option of the Borrower for more than one (1) year from such date, (iii) the outstanding balance of the Revolving Loans, (iv) all obligations for the deferred purchase price of any property or assets, including, without limitation, operating leases for such purpose (excluding trade payables), (v) all obligations for deferred closure/post closure, and
     (vi) all obligations of Borrower created or arising with respect to property or assets acquired under any conditional sales contract or other title retention agreement or incurred as financing, less the amount of Borrower's short term investments as of the date of determination. The term "EBITDA" shall mean,


FOURTH AMENDMENT TO CREDIT AGREEMENT - 3 for any period, as applied to Borrower, the sum of Borrower's earnings, excluding any extraordinary and nonoperating income, before (a) interest expense, (b) depreciation, (c) dividends, (d) taxes, (e) amortization, and
     (f)  other  noncash  charges.

                    (ii) Subsection 2.6.4 of the Credit Agreement is amended to have the interest for all Loans computed on the basis of a 360-day year, and shall provide in its entirety as follows:

               2.6.4 The actual interest to be charged on the Loans shall be calculated daily on the outstanding balance for the actual number of days elapsed on the basis of a year consisting of 360 days. Should the rate of interest exceed that allowed by law, the applicable rate of interest will be the maximum rate of interest lawfully allowed. The principal amount outstanding on which the interest rate(s) shall be charged shall be determined from the Bank's records, which shall at all times be conclusive, absent manifest error.

               C.     AMENDMENTS TO ARTICLE 5 - AFFIRMATIVE COVENANTS.

                    (i) Subsection 5.8.2 of the Credit Agreement is amended to require a Borrowing Base Certificate only when the outstanding borrowings exceed 60% of Borrower's net accounts receivable, and shall provide in its entirety as follows:

               5.8.2 BORROWING BASE CERTIFICATE. Borrower shall furnish to Bank on or before the 20th day of each month reporting as of the end of the last Business Day of the prior month statements of accounts receivable aging and a certificate setting forth information with respect to the Borrowing Base, executed and certified as accurate by an authorized officer of Borrower. The certificate shall be in substantially the form attached to the Agreement as EXHIBIT 5.8.2 or such other form as Borrower and Bank may agree upon in writing. Borrower shall not be required to furnish Bank the statements and certificates required by this subsection on any reporting date if the aggregate total of the Revolving Loans and the Letters of Credit on such date does not exceed 60% of the amount of Borrower's net accounts receivable as reported in the most recent SEC Report or Annual Financial Statements of Borrower furnished to Bank.

                    (ii) Subsection 5.8.8 of the Credit Agreement is amended to establish an absolute date by which a coy of Borrower's 1OQ reports must be furnished to Bank, and shall provide in its entirety as follows:

               5.8.8 SEC REPORTS. Borrower shall furnish to Bank as soon as possible and in any event within five (5) Business Days after the filing thereof, copies of all regular, periodic, and special reports, and all registration statements that the


FOURTH AMENDMENT TO CREDIT AGREEMENT - 4

     Borrower or any Subsidiary files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange, including, without limitation, 10Q, 10K, and 8K reports. Notwithstanding anything in this Agreement to the contrary, Borrower furnish Bank with a copy of Borrower's 10Q report no later than 45 days after the end of each fiscal quarter.

               D.     AMENDMENTS TO ARTICLE 7 - FINANCIAL COVENANTS.

                    Article 7 of the Credit Agreement is amended by the addition of a new Section 7.4 to establish a maximum Funded Debt Ratio to be maintained by Borrower, and the section shall provide in its entirety as follows:

          7.4     FUNDED DEBT RATIO.

          Borrower shall maintain at the end of each fiscal quarter and each fiscal year a Funded Debt Ratio (as defined in Paragraph 2.1.2.5) of not greater than 4.00 to 1.00.

               E.     AMENDMENTS TO ARTICLE 9 - BANK'S RIGHTS AND REMEDIES.

                    Article 9 of the Credit Agreement is amended by the addition of a new Section 9.4 to establish procedure for resolution of disputes through arbitration, and the section shall provide in its entirety as follows:

          9.4     ARBITRATION.

               9.4.1 ARBITRATION. The parties shall, upon demand by any party, submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the Loans and the Loan Documents and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

               9.4.2 GOVERNING RULES. Any arbitration proceeding will (i) proceed in a location in Idaho selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures


FOURTH AMENDMENT TO CREDIT AGREEMENT - 5 for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Sec.91 or any similar applicable state law.

               9.4.3     NO  WAIVER  OF PROVISIONAL REMEDIES,   Self-Help  and
     Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

               9.4.4 ARBITRATOR QUALIFICATIONS AND POWERS. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Idaho or a neutral retired judge of the state or federal judiciary of Idaho, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Idaho and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Idaho Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for


FOURTH AMENDMENT TO CREDIT AGREEMENT - 6 judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

               9.4.5 DISCOVERY. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

               9.4.6 CLASS PROCEEDINGS AND CONSOLIDATIONS. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

               9.4.7     PAYMENT OF ARBITRATION COSTS AND FEES.   The arbitrator
     shall  award  all  costs  and  expenses  of  the  arbitration  proceeding.

               9.4.8 REAL PROPERTY COLLATERAL. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of Idaho, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable.

               9.4.9 MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.


FOURTH AMENDMENT TO CREDIT AGREEMENT - 7

          3.     CONDITIONS PRECEDENT

          As conditions precedent to Bank's obligation to extend the financial accommodations provided for in this Amendment, Borrower shall execute and deliver, or cause to be executed and delivered, to Bank, in form and substance satisfactory to Bank and its counsel, the following:

               A.     REVOLVING NOTE.

               The new Revolving Note required by this Amendment in substantially the form attached as Exhibit 3A, duly executed by Borrower.

               B.     EVIDENCE OF ALL CORPORATE ACTION BY BORROWER.

               Certified copies of all corporate action taken by Borrower authorizing its execution and delivery of this Amendment and each other document to be delivered pursuant to this Amendment and its performance of its agreements thereunder.

               C.     CERTIFICATES OF EXISTENCE.

               Certificates of good standing or existence that Bank may reasonably require showing that Borrower is in good standing under the laws of the state of its incorporation.

               D.     PUBLIC RECORD SEARCHES.

               Uniform Commercial Code financing statement searches, federal and state income tax lien searches, judgment or litigation searches, or other similar searches that Bank may reasonably require and in such form as Bank may reasonably require.

               E.     PAYMENT OF LOAN AMENDMENT FEE.

               Payment of the Loan Amendment Fee as required by Section 4 of this Amendment.

               F.     ADDITIONAL DOCUMENTATION.

               Such other approvals, opinions, or documents as Bank may reasonably request.

          4.     LOAN AMENDMENT FEE.

          Upon the execution of this Amendment, Borrower shall pay Bank a loan amendment fee of Twelve Thousand Dollars ($12,000.00). The fee shall represent an unconditional payment to Bank in consideration of Bank's agreement to extend financial accommodations to Borrower pursuant to this Amendment.


FOURTH AMENDMENT TO CREDIT AGREEMENT - 8

          5.     REAFFIRMATION OF LOAN DOCUMENTS.

          Borrower acknowledges and reaffirms all existing security agreements, financing statements, and any other documents executed in connection with the Credit Agreement. Borrower further acknowledges and agrees that the Obligations shall be secured by all collateral to be granted by Borrower to secure a proposed term loan from Bank to Borrower.

          6.     BORROWER'S COVENANTS, REPRESENTATIONS, AND WARRANTIES.

          In order to induce Bank to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrower acknowledges and reaffirms as true, correct, and complete in all material respects on and as of the date of this Amendment all covenants, representations, and warranties made by Borrower in the Credit Agreement and the other Loan Documents to the same extent as though made on and as of the date of execution of this Amendment. Borrower represents and warrants that the execution, delivery, and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action. Borrower further represents and warrants that there are no Events of Default or facts which constitute, or with the passage of time and without change will constitute, an Event of Default under the Loan Documents. Borrower further represents that there has been no material adverse change in Borrower's business or financial condition from that reflected in the most recent of Borrower's financial statements that have been delivered to Bank. Borrower further represents and warrants that Borrower has no claims or causes of action of any kind whatsoever against Bank or any of Bank's present or former employees, officers, directors, attorneys, or agents of any kind in their capacity as such (collectively, the "Released Parties") and further, that the Released Parties have performed all of the respective obligations under the Credit Agreement and other Loan Documents and have complied with all provisions therein set forth. Borrower acknowledges that as of October 11, 2002, the outstanding principal balance of the Revolving Loans is $0.00, and the aggregate stated amount of all Letters of Credit outstanding and available for drawing is $1,150,000.

          7.     SUBSIDIARIES AND OWNERSHIP OF STOCK.

          Borrower represents and warrants to Bank that set forth m Exhibit 7 is a complete and accurate list of the Subsidiaries of the Borrower, showing the jurisdiction of incorporation of each and showing the percentage of the Borrower's ownership of the outstanding stock of each Subsidiary. All of the outstanding capital stock of each such Subsidiary has been validly issued, is fully paid and nonassessable, and is owned by the Borrower free and clear of all Liens.

          8.     COURSE OF DEALING.

          No course of dealing heretofore or hereafter between Borrower and Bank, or any failure or delay on the part of Bank in exercising any rights or remedies under the Credit Agreement or existing by law shall operate as a waiver of any right or remedy of Bank with respect to said indebtedness, and no single or partial exercise of any right or remedy hereunder shall operate as a


FOURTH AMENDMENT TO CREDIT AGREEMENT - 9 waiver or preclusion to the exercise of any other rights or remedies Bank may have in regard to said indebtedness.

          9.     GOVERNING LAW.

          This Amendment is made in the State of Idaho, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, this Amendment and the Loan Documents and the obligations arising hereunder and thereunder shall be governed by, and construed in accordance with, the laws of the State of Idaho applicable to contracts made and performed in such state and any applicable law of the United States of America. Each party hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any jurisdiction other than the State of Idaho governs this Amendment and the Loan Documents.

          10.     COSTS AND EXPENSES.

          Borrower shall pay on demand by Bank all Bank Expenses incurred by Bank in connection with the preparation, execution, delivery, filing, recording, and administration of this Amendment or any of the documents contemplated hereby, including, without limitation, the reasonable fees and out of pocket expenses of counsel for Bank with respect to this Amendment and the documents and transactions contemplated hereby.

          11.     ENTIRE AGREEMENT.

          The Credit Agreement as amended by this Amendment together with the other Loan Documents supersedes all prior negotiations, understandings, and agreements between the parties, whether oral or written, and all such negotiations, understandings, and agreements are evidenced by the terms of the Loan Documents. The Credit Agreement may not be further altered or amended in any manner except by a writing signed by Bank and Borrower.

          12.     EFFECTS OF THIS AMENDMENT.

          This Amendment shall be binding and deemed effective when it is executed by Borrower, accepted and executed by Bank, and all conditions precedent set forth in Section 3 have been fulfilled. All terms, covenants and conditions of the Credit Agreement that have not been modified, amended, or otherwise changed by this Amendment are reaffirmed and remain in full force and effect.

          13.     COUNTERPARTS.

          This Amendment maybe executed in counterparts and may be delivered by facsimile transmission. Each such counterpart shall constitute an original, but all such counterparts shall constitute but one Amendment.


FOURTH AMENDMENT TO CREDIT AGREEMENT - 10

          IN WITNESS WHEREOF, Borrower has executed this Amendment as of the Date first written above.

                              BORROWER:

                              AMERICAN ECOLOGY CORPORATION

                              By
                                ------------------------------
                                James R. Baumgardner
                                Sr. Vice President and CFO

                               GUARANTOR'S CONSENT

          Each Guarantor consents to, acknowledges, and accepts the forgoing Amendment. Each Guarantor affirms and ratifies its Continuing and Unconditional Guaranty made by Guarantor for the benefit of Bank (the "Guaranty"), and confirms that the Guaranty remains in full force and effect and binding upon the Guarantor without any setoffs, defenses, or counterclaims of any kind whatsoever. Each Guarantor also acknowledges and reaffirms all existing security agreements, financing statements, and any other documents the Guarantor executed in connection with the Guaranty or the Credit Agreement.

          Dated as of October 15, 2002.

                              GUARANTORS:

                              AMERICAN ECOLOGY SERVICES CORPORATION


                              By
                                ------------------------------
                                James R Baumgardner
                                Vice President and Treasurer


                              AMERICAN ECOLOGY MANAGEMENT CORPORATION


                              By
                                ------------------------------
                                James R Baumgardner
                                Vice President and Treasurer


FOURTH AMENDMENT TO CREDIT AGREEMENT - 11

                              TEXAS ECOLOGISTS, INC


                              By
                                ------------------------------
                                James R. Baumgardner
                                Vice President and Treasurer


                              AMERICAN ECOLOGY RECYCLE CENTER, INC.


                              By
                                ------------------------------
                                James R, Baumgardner
                                Vice President and Treasurer


                              AMERICAN ECOLOGY ENVIRONMENTAL SERVICES
                              CORPORATION


                              By
                                ------------------------------
                                James R, Baumgardner
                                Vice President and Treasurer


                              US ECOLOGY, INC.


                              By
                                ------------------------------
                                James R, Baumgardner
                                Vice President and Treasurer


                              US ECOLOGY IDAHO, INC.


                              By
                                ------------------------------
                                James R, Baumgardner
                                Vice President and Treasurer


FOURTH AMENDMENT TO CREDIT AGREEMENT - 12

                                BANK'S ACCEPTANCE

          Accepted and effective as of the 15th day of October, 2002, in the State of Idaho.

                              WELLS FARGO BANK, NATIONAL ASSOCIATION

                              By
                                ------------------------------
                                Brian W. Cook, Vice President




FOURTH AMENDMENT TO CREDIT AGREEMENT - 13

                                   EXHIBIT 3A

                             Form of Revolving Note

                                  See attached




EXHIBIT 3A - 1

                                 REVOLVING NOTE

Borrower:            AMERICAN ECOLOGY CORPORATION                October 15,2002
                                                                    Boise, Idaho

Address:             805 W. Idaho, Suite 200
                     Boise, Idaho 83702

Principal Amount:    Six Million Dollars ($6,000,000)

          FOR VALUE RECEIVED, AMERICAN ECOLOGY CORPORATION, a Delaware corporation ("Borrower"), promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") the total principal amount outstanding on this note (the "Note") together with interest thereon as stated below, in lawful money of the United States of America.

          This Note is executed pursuant to and is the Revolving Note referred to in that certain Credit Agreement, dated August 17, 2000, between Borrower and Bank (as amended, modified, or supplemented from time to time, the "Credit Agreement"). Capitalized terms used but not defined in this Note shall have the same definitions as are ascribed to such terms in the Credit Agreement. This
Note  is  governed  by  the  provisions  of  the  Credit  Agreement.

          This Note is a revolving promissory note and evidences a revolving line of credit not to exceed the maximum principal amount stated above at any one time. The amount outstanding on this Note at any specific time shall be the total amount advanced by Bank less the amount of principal payments made from time to time, plus any interest due and payable.

          Borrower agrees that any and all advances made hereunder shall be for Borrower's benefit, whether or not said advances are deposited to Borrower's account. Advances may be made at the request of those persons so identified in the Credit Agreement and such persons are hereby authorized to request advances and to direct the disposition of any such advances in the manner provided in the Credit Agreement until written notice of revocation of this authority is received by Bank from Borrower.

          The outstanding unpaid balance of this Note shall bear interest at a fluctuating per annum rate as set forth in the Credit Agreement. This Note shall be repaid in the manner set forth in the Credit Agreement.

          This Note is secured, in part, by a Security Agreement covering accounts and other collateral as provided therein and in the Credit Agreement.

          This Note is made in the state of Idaho, which state the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby. Accordingly, in all respects, this Note and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the state of Idaho applicable to contracts made and performed in such state and any applicable law of the United States of America. Each party hereby unconditionally and irrevocably waives, to the fullest extent permitted by law, any claim to assert that the law of any


EXHIBIT 3A - 2
jurisdiction other than the state of Idaho governs this Note. All disputes, controversies, or claims arising out of, or in connection with, this note shall be litigated in any court of competent jurisdiction within the state of Idaho. Each party hereby accepts jurisdiction of such state and agrees to accept service of process as if it were personally served within such state. Each party irrevocably waives, to the fullest extent permitted by law, any objection that the party may now or hereafter have to the jurisdiction of the courts of such state and any claim that any such litigation brought in any such court has been brought in an inconvenient forum.

          Except as expressly provided in the Credit Agreement, the makers, sureties, guarantors and endorsers of this note jointly and severally waive presentment for payment, protest, notice of protest and notice of nonpayment of this Note, and consent that this Note or any payment due under this Note maybe extended or renewed without demand or notice, and further consent to the release of any collateral or part thereof, with or without substitution.

                              AMERICAN ECOLOGY CORPORATION

                              By
                                ------------------------------
                                James R. Baumgardner
                                Sr. Vice President and CFO


EXHIBIT 3A - 3

                                       EXHIBIT 7

                     AMERICAN ECOLOGY CORPORATION AND SUBSIDIARIES

                                    (as of 10/15/02)

                                                       PERCENTAGE
                                                        OF STOCK
                                            PARENT      OWNED BY
COMPANY NAME/ADDRESSES                       CORP        PARENT        INCORP.
----------------------------------------  -----------  -----------  -------------
American Ecology Corporation (AEC)        N/A          N/A          Delaware
300 E. Mallard, Suite 300                                           3/23/87
Boise ID 83706
                        BIN 95-3889638
----------------------------------------  -----------  -----------  -------------
American Ecology Environmental Services   AEC                 100%  Texas
Corporation (AEESC)                                                 6/12/80
13640 Highway 155 North
Tyler TX 75708                                                      f/k/a
P.O. Box 248                                                        Gibraltar
WinonaTX 75792                                                      Chemical
                        BIN 75-1747175                              Resources, Inc.
                                                                    (name change
                                                                    1/4/95)
----------------------------------------  -----------  -----------  -------------
American Ecology Management Corporation   AEC                 100%  Delaware
(AEMC)                                                              9/22/94
805 W. Idaho
Suite 200
Boise ID 83702
                        Inactive Pending
----------------------------------------  -----------  -----------  -------------
American Ecology Recycle Center, Inc.     AEC                 100%  Delaware
(AERC)                                                              3/31/94
109 Flint Road
Oak Ridge TN 37830                                                  d/b/a US Ecology
                        BIN 62-1568988                              Nuclear
                                                                    Equipment Service
                                                                    Center (4/8/96)
                                                                    d/b/a US Ecology
                                                                    Nuclear Materials
                                                                    Management
                                                                    Center (4/8/96)
----------------------------------------  -----------  -----------  -------------
American Ecology Services Corporation     AEC                 100%  Delaware
(AESC)                                                              2/24/93
13 IN. RicheyRoad
Pasadena TX 77506
                        BIN 76-0400703
----------------------------------------  -----------  -----------  -------------
Texas Ecologists, Inc. (TECO)             USE                 100%  Texas
P.O. Box 307                                                        11/22/71
RobstownTX 78380
                        BIN 94-2 1643 12
----------------------------------------  -----------  -----------  -------------


EXHIBIT 7 - 1

                                                       PERCENTAGE
                                                        OF STOCK
                                            PARENT      OWNED BY
COMPANY NAME/ADDRESSES                       CORP        PARENT        INCORP.
----------------------------------------  -----------  -----------  -------------
US Ecology, Inc. (USE)                    AEC                 100%  California
300 E. Mallard Drive, Suite 300                                     9/22/52
Boise ID 83706
                                                                    f/k/a
                                                                    Nuclear
                                                                    Engineering
                        BIN 94-1406536                              Company, Inc.
                                                                    (name change
                                                                    12/11/80)
----------------------------------------  -----------  -----------  -------------
US Ecology Idaho, Inc. (USEI)             AEC                 100%  Delaware
P.O. Box 400                                                        12/26/01
Lemley Road
Grand View, ID 83624                                                f/k/a
                        BIN 82-0365987                              Envirosafe
                                                                    Services of Idaho,
                                                                    Inc.
                                                                    (name change
                                                                    5/1/01)
----------------------------------------  -----------  -----------  -------------


EXHIBIT 7 - 2